Exhibit 10.13

6401 Hollis Street • Suite 125 • Emeryville, CA94608
www.Lyris.com	domestic: 800.768.2929 International: 510.844.1600 fax: 510.844.1498

January 8, 2011

Nello Franco

From: Wolfgang Maasberg

Dear Nello,

Thank you for meeting with us! Everyone here has enjoyed speaking with you, and we’d like you to join Lyris Inc. I am pleased to confirm the offer made to you for the position of SVP, Client Services. Your start date will be February 7, 2011 working out of the Emeryville office, reporting to Wolfgang Maasberg, President and CEO.

The terms of this offer include:

•                  An annual base salary of $225,000 paid to you semi-monthly.

•                  An annual bonus of up to 20% paid quarterly- based on company performance, individual objectives and subject to board approval.

•                  6 months severance pay if terminated Without Cause or upon Voluntary Resignation for Good Reason after 90 days of employment.

•                  For the avoidance of doubt, “Without Cause” shall be defined as a termination by the Company of your employment for any reason other than a termination based upon “Cause”, death or “Disability”:

For this purpose, “Cause” shall be defined as (i) your failure to perform your obligations and duties hereunder to the satisfaction of the Company, which failure is not remedied within 15 days after receipt of written notice from the Company; (ii) your commission of an act of fraud upon, or willful misconduct toward, the Company or any of its affiliates; (iii) your material breach of Section 3, Section 4, Section 6 or Section 8 of the PIIA, which in any case is not remedied within 15 days after receipt of written notice from the Board or the Company; (iv) your conviction of any felony (or a plea of nolo contendere thereto) or any crime involving moral turpitude; or (v) your failure to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of the PIIA, which is not remedied within 15 days after receipt of written notice from the Board or the Company. Any written notice from the Board or the Company pursuant to termination for Cause shall specifically identify the failure that it deems to constitute Cause.

For this purpose, “Disability” shall be defined as your inability to perform your employment duties and obligations for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to you or your legal representative (such agreement as to acceptability not to be withheld unreasonably);

For the purposes of this agreement, “Voluntary Resignation for Good Reason” means: (i) a material diminution in your base compensation; (ii) a material diminution in your authority, duties or responsibilities; (iii) a material change of at least thirty (30) miles in the geographic location at which you must perform your services; (iv) a material breach of this Agreement by the Company or (v) any failure of the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

•                  Your position is exempt, which means you are not eligible for overtime pay

•                  Flexible Spending Accounts for Healthcare & Dependent care

•                  Life Insurance and LTD

•                  15 days paid vacation per year

•                  10 days paid sick leave per year

•                  Partially-subsidized medical, dental and vision plans

•                  Commute allowance of $500 per month during the first year of employment

•                  401(k) plan after one month of employment

•                  A stock option grant of 500,000 shares (Pending board approval, and subject to the terms of the operative Stock Option Plan and executed Stock Option Agreement. Price will be set based on the authorization of the comp committee with a minimum price of $.33)

•                  If Lyris is acquired or undergoes a change of control and the executive is terminated “Without Cause” or upon a Voluntary Resignation with Good Reason within two years (24 months) following a change in control, the executive shall be entitled to:

•                  base salary through the date of termination of her employment;

•                  one year of base salary, at the rate in effect on the date of termination of his/her employment

•                  Full vesting of 100% of the then unvested options exercisable, and

•                  Cobra benefits coverage for the executive and his/her family for up to 12 months

Your responsibilities in this role will include, but not be limited to, the following:

•                  Establish service delivery processes that result in successful engagements, meet target contribution margins, and scale internationally

•                  Play a role in the product strategy and provide input to product roadmap

•                  Coordinate closely with marketing and sales, serving as liaison with industry analysts

•                  Align marketing strategies with customer experience to ensure quality interaction, quality of service delivered, and the establishment of a motivation for return business

•                  Support strategic sales opportunities with key customers and prospects

•                  Work to improve retention through continual improvement to our service delivery model

•                  Represent company with media, strategic partners and customers.

•                  Provide leadership to the services teams, set goals, establish performance criteria, design procedures, and measure results and job performance.

•                  Operate with an approach that integrates high level thinking with day-to-day program level details.

•                  Solutions-focused and proactively provide suggestions to improve the product on an ongoing basis, identify and implement growth opportunities.

Your employment will also be subject to the following additional conditions:

•                  You must abide by Lyris’ rules, regulations, and practices (including but not limited to those concerning work schedules, vacation and sick leave) as they may from time to time be adopted or modified, herein and in the Lyris Employee Handbook.

•                  You must complete and execute the enclosed standard Lyris’ Proprietary Information and Inventions Agreement (“PIAA”).

•                  The information you have provided in connection with your application for employment must be complete and accurate, and the results of your reference checks (and where applicable, background check) must be acceptable to the Company.

The Company maintains an at-will employment relationship with all employees. This means that employment is terminable by you or the company, at any time for any reason, with or without cause.

This covers the main points of our employment offer to you. Kindly indicate your acceptance of our offer by signing one copy of this letter and returning it to Amanda Griffith in Human Resources via fax (408)

351-9199 (private fax) by January 11, 2011.

Best regards,

/s/ Wolfgang Maasberg

Wolfgang Maasberg

Chief Executive Officer

Accepted:	/s/ Nello Franco	Date:	1/12/2011
Nello Franco

Nello Franco

May 1, 2012

Dear Nello:

Please note the following amendment in your employment, effective as of date amendment is signed.

A Change in Control is defined as follows:

For purposes of this Agreement “Change in Control”  means (i) a sale, conveyance, exchange or transfer (excluding any venture-backed or similar investments in the Company needed to generate working capital) in which any person or entity, other than persons or entities who as of immediately prior to such sale, conveyance, exchange or transfer own securities in the Company, either directly or indirectly, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger, consolidation or reorganization of the Company in which its voting securities immediately prior to the merger, consolidation or reorganization do not represent, or are not converted into securities that represent, a majority of the voting power of all the voting securities of the surviving entity immediately after the merger, consolidation or reorganization; (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company; (iv) any other transaction or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding subsections (i)-(iii).All other terms remain unchanged.

All other employment terms remain unchanged.

Date:	5/1/2012	/s/ Deborah Eudaley
Deborah Eudaley

Date:	5/9/2012	/s/ Nello Franco
Nello Franco